Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Update on Cell Therapy Product Development and 2021 Milestones

February 2, 2021 SAN CARLOS, Calif. - BioCardia®, Inc. [Nasdaq: BCDA] a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today provides an update on its cell therapy product development and 2021 milestones.

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BCDA-01, our CardiAMP autologous cell therapy under Phase III clinical development for the treatment of ischemic heart failure remains the Company’s top priority. The Company is targeting completion of enrollment without requiring additional financing. The trial is expected to have its next prespecified independent Data Safety Monitoring Board review in early Q3 2021.

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BCDA-02, our CardiAMP autologous cell therapy is under Phase III development for the treatment of chronic myocardial ischemia. First patient enrolled in the trial is expected in Q1 with roll in cohort safety data in 2021.

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BCDA-03, our allogenic neurokinin 1 receptor positive (NK1R+) mesenchymal stem cell (MSC) Phase I/II program follows previous Phase I/II clinical development work with MSCs for the treatment of ischemic heart failure and is intended initially for those patients excluded from BCDA-01. In recent Investigational New Drug (IND) application submission interactions for this program, the FDA has indicated comfort regarding the pharmacology and toxicology and with the clinical plan but had continued questions related to our chemistry, manufacturing, and controls (CMC).  We are working to resolve all issues with the agency to enable us to move forward with the NK1R+ MSC program and target IND acceptance in 2021.

●	BCDA-04, our allogenic NK1R+ MSC Phase I/II program for the treatment of acute respiratory distress resulting from COVID-19 is on a similar timeline to our BCDA-03 program as it utilizes substantially the same CMC. New strains of COVID-19 may enhance the importance of this therapeutic program and we target IND acceptance in 2021.

“This is a big year ahead for BioCardia as we advance our two pivotal autologous cell therapy cardiac programs and ramp manufacturing activities for our allogenic cell therapy programs,” said Peter Altman, Ph.D., BioCardia’s CEO. “Recent results in the field have enhanced recognition for our technological and strategic approach to autologous cardiac cell therapy with the CardiAMP Cell Potency Assay to reduce patient variability, trial designs targeting patient populations sick enough to benefit greatly but not so ill that comorbidities drive outcomes, and the use of our leading Helix transendocardial biotherapeutic delivery system for enhanced dosage efficiency.  The Helix system, used in all three of our cardiac programs, is anticipated to see greater usage by partners in the year ahead.”

About BioCardia

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular and respiratory disease. CardiAMP autologous and Neurokinin-1 Receptor Positive allogenic cell therapies are the Company’s biotherapeutic platforms in clinical development. The Company's products include the Helix Biotherapeutic Delivery System and its steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix system and clinical support for their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia, and acute myocardial infarction. For more information, visit www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses, or current expectations. Forward-looking statements include, without limitation, statements relating to study enrollment expectations, the timing and intended outcomes of our trials, the efficacy and safety of our products and therapies, the timeline for and acceptance of our INDs by the FDA, the expectation of greater usage of the Helix system by our partners, the likelihood of success and the value of our clinical cell therapy programs and the sufficiency of capital to pursue BioCardia’s business and product development plans and achieve anticipated milestones. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in our documents filed with the Securities and Exchange Commission, including our recent filings on Form 8-K, Form 10-K and Form 10-Q, particularly any statements under the caption entitled “Risk Factors” Therein. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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INVESTOR CONTACT:
David McClung
Chief Financial Officer
investors@BioCardia.com
(650) 226-0120

MEDIA CONTACT:
Michelle McAdam
Chronic Communications, Inc.
michelle@chronic-comm.com
(310) 545-6654